WAIVER AND AMENDMENT NO. 3 TO CREDIT AGREEMENT

         THIS WAIVER AND AMENDMENT NO. 3 TO CREDIT AGREEMENT (this "Agreement") is made and entered into as of this 23rd day of April, 2001, by and among CONE MILLS CORPORATION, a North Carolina corporation (the "Borrower"), BANK OF AMERICA, N.A., a national banking association, each of the Lenders signatory hereto and BANK OF AMERICA, N.A., a national banking association, as Agent (the "Agent") for the Lenders.

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Agent and the Lenders from time to time party thereto (the Lenders") have entered into that certain Credit Agreement dated as of January 28, 2000, as amended by that certain Amendment No. 1 to Credit Agreement dated as of July 14, 2000 and by that certain Amendment No. 2 to Credit Agreement dated as of December 12, 2000 (as amended hereby and as from time to time further amended, supplemented or replaced, the "Credit Agreement");

         WHEREAS, the Borrower has requested and the Agent and the Lenders have agreed, subject to the terms and conditions of this Agreement, to amend the Credit Agreement to modify the definition of Consolidated Net Worth;

         NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions herein set forth, it is hereby agreed as follows:

         1. Definitions. The term "Credit Agreement" as used herein and in the other Loan Documents shall mean the Credit Agreement as previously and as hereby amended and as from time to time further amended or modified. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

         2. Amendments to Credit Agreement.

            (a) Section 9.1 is hereby amended by inserting a new clause (j) at the end thereof which shall read as follows:

                (j) On the last Business Day of each week, the
            Borrower shall deliver to the Agent projected cash flow statements of the Borrower and its Subsidiaries for the 13 week period beginning on such date.

            (b) Section 10.1(a) of the Credit Agreement is deleted in its entirety and the following new Section 10.1(a) is inserted in replacement thereof:

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                (a) Consolidated Net Worth. Permit Consolidated Net Worth to be
            less than $138,000,000 as of the end of any Fiscal Quarter.

            (c) The table appearing in Section 10.1(b) of the Credit Agreement is amended by replacing the last two entries at the end of such table with the following entries:

                Period                           Leverage Ratio Must Not Exceed
                --------------------------       ------------------------------

                Four Quarter Period ending
                April 1, 2001                               7.50 to 1.00

                Four Quarter Period ending
                July 1, 2001                                8.50 to 1.00

            (d) The table appearing in Section 10.1(c) of the Credit Agreement is amended by replacing the last two entries at the end of such table with the following entries:

                                                        Interest Coverage Ratio
                Period                                        Must Exceed
                --------------------------              -----------------------

                Twelve Month Period ending
                April 1, 2001                                 1.25 to 1.00

                Twelve Month Period ending
                July 1, 2001                                  1.25 to 1.00

            (e) The table appearing in Section 10.1(d) of the Credit Agreement is amended by replacing the last two entries at the end of such table with the following entries:

                Period                          Consolidated EBITDA Must Exceed

                Four Fiscal Quarters ending
                April 1, 2001                           $35,000,000

                Four Fiscal Quarters ending
                July 1, 2001                            $28,000,000

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         3. Amendment Fee. On the date hereof the Borrower shall pay to the
Agent for the pro rata benefit of the Lenders party hereto an Amendment Fee equal to $182,500.

         4. Financial Advisor to the Lenders. The Borrower shall pay upon demand all costs and expenses incurred in connection with the hiring and retaining of PricewaterhouseCoopers LLP ("PWC") as financial advisor to the Agent and the Lenders. The Borrower further agrees to fully cooperate with PWC and to permit PWC complete access to its books and records and any other information and to allow PWC to discuss the affairs, finances and accounts of the Borrower with its officers and its independent public accountants, all on a timely basis and as requested from time to time, including, without limitation, such access and cooperation as is necessary for PWC to begin its work on a part-time basis prior to May 9, 2001 and on a full-time basis on and after May 9, 2001. The Borrower further agrees to provide copies of its cost reduction and liquidity plan and its balance sheet recapitalization plan to the Lenders and PWC on or before May 9, 2001.

         5. Waiver of Default. The Agent and each of the undersigned Lenders hereby waives any Default or Event of Default occuring directly or indirectly due to the failure of the Borrower and its Subsidiaries to comply with the Minimum Fixed Charge Coverage Ratio covenant set forth in paragraph (a) of Annex G to the Receivables Purchase Agreement for the Fiscal Quarter ending April 1, 2001; provided that this waiver relates solely to the covenant and period specified above, and nothing in this Agreement is intended, or shall be construed, to waive any other Default or Event of Default under the Credit Agreement; and provided further that the Receivables Purchase Agreement and the Receivables Transfer Agreement shall remain in full force and effect without amendment to the provisions thereof except for the amendments contained in that certain Seventh Amendment to Securitization Agreements dated and as in effect as of the date hereof (the "Securitization Amendment").

         6. Borrower's Representations and Warranties. The Borrower hereby represents, warrants and certifies that:

            (a) The representations and warranties made by it in Article
         VIII of the Credit Agreement are true on and as of the date hereof before and after giving effect to this Agreement except that the financial statements referred to in Section 8.6(a) shall be those most recently furnished to each Lender pursuant to Section 9.1(a) and (b) of the Credit Agreement;

            (b) The Borrower has the power and authority to execute and perform this Agreement and has taken all action required for the lawful execution, delivery and performance thereof;

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            (c) There has been no material adverse change in the
         condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Borrower received by each Lender under Section 9.1(a) of the Credit Agreement after giving effect to the transaction contemplated by this Agreement;

            (d) The business and properties of the Borrower and its Subsidiaries are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by the Agent under
         Section 9.1(a) of the Credit Agreement have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

            (e) No Default or Event of Default has occurred and is continuing.

         7. Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         8. Full Force and Effect of Amendment. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

         9. Counterparts. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

         10. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

         11. Credit Agreement and Other Loan Documents. All references in any of the Loan Documents to the "Credit Agreement" shall mean the Credit Agreement as amended hereby.

         12. Condition to Effectiveness. This Agreement shall become effective as of April 1, 2001 provided the Agent shall have received (a) the Amendment Fee and (b) at least one executed copy, certified by the Borrower, of each of (i) an amendment to the Senior Note Agreement containing substantially the same amendments as are contained herein and otherwise in form and substance acceptable to the Agent and in full force and effect and (ii) the Securitization Amendment in form acceptable to the Agent and in full force and effect.


                            [Signature pages follow.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                             BORROWER:

                             CONE MILLS CORPORATION


                             By: /s/ Neil W. Koonce
                             Name:  Neil W. Koonce
                             Title:  Vice President, General Counsel
                                      & Secretary


                             AGENT:

                             BANK OF AMERICA, N.A. as Agent for the Lenders

                             By: /s/ E.Phifer Helms
                             Name:  E. Phifer Helms
                             Title: Managing Director


                             LENDERS:

                             BANK OF AMERICA, N.A.

                             By: /s/ E. Phifer Helms
                             Name:   E. Phifer Helms
                             Title:  Managing Director


                             FIRST UNION NATIONAL BANK

                             By: /s/ Tom Bohrer
                             Name:  Tom Bohrer
                             Title:   Vice President

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                             WACHOVIA BANK, N.A.

                             By: /s/ Charlene A. Johnson
                             Name:  Charlene A. Johnson
                             Title: Senior Vice President


                             SUNTRUST BANK

                              By:   /s/ Samuel M. Ballesteros
                              Name: Samuel M. Ballesteros
                              Title:  Director


                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                              By: /s/ Anna Marie Fallon
                              Name:   Anna Marie Fallon
                              Title:  Vice President